UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOXX INTERNATIONAL CORPORATION
(Formerly Audiovox Corporation)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Consultant Warrant Agreement
(Full Title of the Plan)

ROBERT S. LEVY, ESQ.
LEVY, STOPOL & CAMELO, LLP
1425 RXR Plaza
Uniondale, New York 11556-1425
(Name and address of agent for service)

(516) 802-7007
(Telephone number, including area code, of agent for service)

Indicate by Check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐      Accelerated filer  ☒ Non-accelerated filer  ☐      Smaller reporting company   ☐

EXPLANATORY NOTE

On May 15, 2012, Voxx International Corporation (the “Company”) originally filed this registration statement on Form S-8 with the U. S. Securities and Exchange Commission (the “Original Filing”). In the Original Filing, Exhibit 23.1 inadvertently omitted the electronically conformed signature on the consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (and which consent contained a minor typographical error). The Company is filing this Post-Effective Amendment No. 1 to Form S-8 solely to provide the signed, corrected consent of such firm and to correct a minor typographical error in such exhibit.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4	Consultants' Warrant Agreements *

5	Opinion of Levy, Stopol & Camelo, LLP *

23.1	Consent of Grant Thornton, LLP **

23.2	Consent of McGladrey LLP *

23.3	Consent of Levy, Stopol & Camelo, LLP (included in Exhibit 5) *

24	Power of Attorney *

* Previously filed
** Filed herewith

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hauppauge, State of New York, on this 12th day of July, 2012.

VOXX INTERNATIONAL CORPORATION

July 12, 2012
By: /s/ Patrick M. Lavelle
Patrick M. Lavelle,
President and Chief Executive Officer